 SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 21, 2014

Community Bank Shares of Indiana, Inc.

(Exact Name of Registrant as Specified in Charter)

Indiana	0-25766	35-1938254
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

101 West Spring Street, New Albany, Indiana 47150

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number including area code (812) 944-2224

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Share Exchange Agreement

On April 21, 2014, Community Bank Shares, Inc., an Indiana corporation (the “Company”), entered into an Agreement and Plan of Share Exchange (the “Agreement”) with First Financial Service Corporation, a Kentucky corporation (“FFKY”), pursuant to which the Company will acquire all of the outstanding shares of FFKY common stock pursuant to a statutory share exchange (the “Share Exchange”). It is anticipated that immediately following the Share Exchange, FFKY will merge into the Company and First Federal Savings Bank of Elizabethtown, a Kentucky chartered commercial bank and wholly-owned subsidiary of FFKY (“FFB”), will merge into Your Community Bank, an Indiana chartered commercial bank and wholly-owned subsidiary of the Company (with Your Community Bank as the surviving bank).

Subject to the terms and conditions of the Agreement, upon completion of the Share Exchange (“Effective Time”), each share of FFKY’s common stock issued and outstanding immediately prior to the Effective Time (other than shares for which dissenters’ rights are exercised) will be canceled and converted into the right to receive 0.153 shares of the Company’s common stock (the “Exchange Ratio”), plus cash in lieu of any fractional share. Further, all FFKY stock options that are outstanding and exercisable immediately prior to the Effective Time will be canceled and converted into the right to receive a cash payment as provided in the Agreement.

The Exchange Ratio may be adjusted, as provided in the Agreement, in the event that as of the date ten (10) business days prior to the Effective Time (a) FFKY’s consolidated net book value is less than $13,000,000 or (b) FFB has failed since the date of the Agreement to gain more than $3,000,000 (through payoffs, paydowns or certain collateral enhancements) with respect to sixteen (16) specifically identified special assets.

The Agreement provides that immediately following the Effective Time one former director of FFKY will be appointed to the Company’s board of directors and one former director of FFKY will be appointed to Your Community Bank’s board of directors, each of whom shall serve until the next annual meeting of shareholders for the applicable entity and then be nominated for a full term thereafter.

The members of the boards of directors of FFKY and of FFB and certain executive officers of FFKY and FFB have agreed to enter into an affiliate agreement, which includes among other things, an agreement to vote their shares of FFKY common stock in favor of the Share Exchange and an agreement not to compete with Your Community Bank and/or solicit former FFB customers for a certain period of time. Copies of the forms of the affiliate agreements to be executed are filed hereto as Exhibit 10.1 and incorporated herein by reference.

The Agreement contains representations, warranties and covenants of the Company and FFKY including, among others, covenants that require FFKY (i) to conduct its business in the ordinary course during the period between the execution of the Agreement and the Effective Time or earlier termination of the Agreement and (ii) not to engage in certain kinds of transactions during such period (without the prior written consent of the Company). Subject to certain terms and conditions, the board of directors of both the Company and FFKY will recommend the approval and adoption of the Agreement and the Share Exchange contemplated thereby, and will solicit proxies voting in favor of the Agreement from their respective shareholders. FFKY has also agreed not to (i) solicit proposals relating to alternative business combination transactions or (ii) subject to certain exceptions, enter into discussions or negotiations or provide confidential information in connection with any proposals for alternative business combination transactions.

The Agreement provides certain termination rights for both the Company and FFKY, and further provides that upon termination of the Agreement (a) by the Company in the event FFKY enters into an agreement for a different business combination, FFKY would be obligated to pay to the Company a termination fee of $1,500,000 and (b) by FFKY in the event the Company fails to meet certain regulatory capital requirements, the Company would be obligated to pay FFKY a termination fee of $500,000.

The Agreement has been approved by the board of directors of each of the Company and FFKY at meetings. The consummation of the Share Exchange is subject to various conditions, including (i) receipt of the requisite approval of the shareholders of the Company and of FFKY, (ii) receipt of regulatory approvals, (iii) absence of any law or order prohibiting the closing, and (iv) effectiveness of the registration statement to be filed by the Company with the Securities and Exchange Commission (the “SEC”) with respect to the Company’s common stock to be issued in the Share Exchange. In addition, each party’s obligation to consummate the Share Exchange is subject to certain other conditions, including the accuracy of the representations and warranties of the other party and compliance of the other party with its covenants in all material respects. The parties anticipate completing the Share Exchange in the late third or fourth quarter of 2014.

The parties have made representations and warranties to each other as of specific dates in the Agreement. Except for its status as a contractual document that establishes and governs the legal relations among the parties with respect to the Share Exchange described therein, the Agreement is not intended to be a source of factual, business or operational information about the parties. The representations and warranties contained in the Agreement (a) were made only for purposes of that agreement and as of specific dates, (b) may be subject to a contractual standard of materiality different from what a shareholder might view as material, (c) may have been used for purposes of allocating risk between the respective parties rather than establishing matters as facts, (d) may have been qualified by certain disclosures not reflected in the Agreement that were made to the other party in connection with the negotiation of the Agreement and (e) generally were solely for the benefit of the parties to that Agreement. Shareholders should read the Agreement together with the other information concerning the Company and FFKY that is publicly filed in reports and statements with the SEC.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

Pursuant to General Instruction F to Form 8-K, a press release issued by the Company is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Common Stock Offering – Private Placement

In order to enhance the Company’s capital position in connection with the Share Exchange, immediately prior to the execution of the Agreement, the Company entered into various binding subscription agreements for the sale of approximately $25 million of the Company’s common stock contingent upon (and received in connection with) the consummation of the Share Exchange. Each subscriber has represented that he, she or it is an “accredited investor” as defined in the regulations to the Securities Act of 1933. A copy of the form of the subscription agreement is filed hereto as Exhibit 10.2 and incorporated herein by reference. A copy of the presentation given by the Company to investors in the private placement is attached as Exhibit 99.2 and incorporated herein by reference.

Additional Information for Shareholders

This communication does not constitute a solicitation of any vote or approval or offer to sell securities.  The Company intends to file a registration statement on Form S-4 with the SEC to register the Company’s shares that will be issued to FFKY’s shareholders in connection with the transaction. The registration statement will include a joint proxy statement/prospectus of the Company and FFKY that also constitutes a prospectus of the Company. The Company will mail a definitive joint proxy statement/prospectus to each of their respective shareholders when it is complete and the registration statement on Form S-4 becomes effective.  WE URGE INVESTORS AND SECURITY HOLDERS TO READ THE REGISTRATION STATEMENT AND JOINT PROXY/PROSPECTUS WHEN IT BECOMES AVAILABLE (AND ANY OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE TRANSACTION OR INCORPORATED BY REFERENCE INTO THE JOINT PROXY/PROSPECTUS) BECAUSE SUCH DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION REGARDING THE PROPOSED SHARE EXCHANGE. Investors and security holders may obtain free copies of these documents and other documents filed with the SEC on the SEC’s website at http://www.sec.gov.  Investors and security holders may also obtain free copies of the documents filed with the SEC by the Company at the Company’s website at http://www.yourcommunitybank.com (which website is not incorporated herein by reference) or by contacting Paul Chrisco, by telephone at (812) 981-7375.  Investors and security holders may also obtain free copies of the documents filed with the SEC by the FFKY at its website at http://www.ffsbky.com  (which website is not incorporated herein by reference) or by contacting Frank Perez by telephone at (270) 765-2131.

The Company, FFKY and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from shareholders of the Company and from shareholders of FFKY in connection with the proposed Share Exchange. Information regarding these persons who may, under the rules of the SEC, be considered participants in the solicitation of shareholders in connection with the proposed Share Exchange will be provided in the joint proxy statement/prospectus described above when it is filed with the SEC.   Additional information regarding each of the Company’s and FFKY’s respective executive officers and directors, including shareholdings, is included in the Company’s definitive proxy statement for 2014, which was filed with the SEC on April 4, 2014 and FFKY’s definitive proxy statement for 2014, which was filed with the SEC on April 21, 2014, respectively.  You can obtain free copies of this document from the Company or FFKY, respectively, using the contact information above.

Forward-Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements about the expected timing, the raising of capital, completion, financial benefits and other effects of the proposed share exchange. Forward-looking statements can be identified by the use of the words “anticipate,” “believe,” “expect,” “intend,” “could” and “should,” and other words of similar meaning. These forward-looking statements express management’s current expectations or forecasts of future events and, by their nature, are subject to risks and uncertainties, and there are a number of factors that could cause actual results to differ materially from those in such statements. Factors that might cause such a difference include, but are not limited to, expected cost savings, synergies and other financial benefits from the proposed Share Exchange might not be realized within the expected time frames and costs or difficulties relating to integration matters might be greater than expected; the requisite shareholder and regulatory approvals for the proposed Share Exchange might not be obtained; market, economic, operational, liquidity, credit and interest rate risks associated with the Company’s and FFKY’s businesses, competition, government legislation and policies (including the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act and its related regulations) might affect the ability of the Company and FFKY to execute their respective business plans (including the proposed acquisition of FFB); deviations from performance expectations related to the acquisition of FFB and the other subsidiaries, the failure of one or more of the accredited investors who have signed a subscription agreement to purchase the Company’s common stock immediately prior to the Share Exchange; and other matters disclosed periodically in the Company’s filings with the SEC. These forward-looking statements are made only as of the date of this Current Report, and neither the Company nor FFKY undertakes an obligation to release revisions to these forward-looking statements to reflect events or conditions after the date of this Current Report.

Item 7.01	Regulation FD Disclosures.

Reference is made to the information set forth in response to Item 1.01, which information is incorporated herein by reference. A copy of the press release announcing the transaction is furnished as Exhibit 99.1 to this Current Report.

As provided in General Instruction B.2 to Form 8-K, the information furnished in Exhibit 99.1 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and such information shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1	Agreement and Plan of Share Exchange, dated April 21, 2014, by and between Community Bank Shares of Indiana, Inc. and First Financial Service Corporation
10.1	Form of Affiliate Agreements
10.2	Form of Subscription Agreement
99.1	Joint Press Release issued by Community Bank Shares of Indiana, Inc. and First Financial Service Corporation dated April 22, 2014
99.2	Investor Presentation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY BANK SHARES OF INDIANA, INC.

Date: April 22, 2014	By:	/s/ Paul A. Chrisco
Name: Paul A. Chrisco
Title: Chief Financial Officer